SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                              ---------------------

                                  May 20, 2003

                Date of Report (Date of earliest event reported)



                            U.S. Energy Systems, Inc.
             (Exact name of registrant as specified in its charter)




   Delaware                        0-10238                     52-1216347
(State or other                  (Commission                 (I.R.S. Employer
jurisdiction of                  File Number)               Identification No.)
Incorporation)

One North Lexington Avenue
Fourth Floor
White Plains, NY                                            10601
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code: (914) 993-6443

Item 7. Financial Statements and Exhibits

       (c)      Exhibits

99.1    Press Release dated as of May 20, 2003.


Item 9. Regulation FD Disclosure

     The information set forth below is presented pursuant to Item 12 - Results of Operations and Financial Condition.

     Management of US Energy Systems Inc, (the "Company") disseminated the consolidated financial data of the Company for the first quarter of 2003 between Core Operations and Corporate (see Item 7) as a means to assist investors in understanding the Company's strategic focus, and evaluating its efforts in achieving its objectives.

     Core Operations -- currently US Energy Biogas Corp., USE Canada Energy, Inc. and Scandanavian Energy Finance Limited, -- consist of businesses in which we either own or finance energy operations which are primarily based on long-term, firm - priced customer agreements. Such long-term agreements with our customers generally seek to provide superior value and stability for our customers, while providing predictable risk-mitigated cash flow and returns for our shareholders.

     The Company uses for internal management purposes, standard financial ratios, including, EBITDA, quick ratio and working capital ratio, as a means to monitor the Company's and its subsidiaries' performance.

                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                         U.S. Energy Systems, Inc.



                                        By: /s/ Goran Mornhed
                                                -------------
                                                Goran Mornhed,
                                                President and
                                                Chief Executive Officer




Dated:   May 28, 2003